SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 24, 1999


                          THE SPECTRANETICS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   000-19711                84-0997049
        (State or Other              (Commission             (I.R.S. Employer
Jurisdiction of Incorporation)       File Number)           Identification No.)


                  96 Talamine Court, Colorado Springs, CO 80907
               (Address of Principal Executive Offices) (Zip Code)
                                 (719) 633-8333
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events.

     On May 24, 1999, The Spectranetics Corporation (the "Company") entered into a merger agreement (the "Merger Agreement") with Polymicro Technologies, LLC ("PMT"), a Delaware limited liability company and affiliate of Keystone Capital, Inc. ("Keystone"), and certain other parties under which the Company's wholly owned subsidiary, Polymicro Technologies, Inc., a California corporation ("Polymicro"), will be merged with and into PMT and all of the outstanding shares of common stock of Polymicro will be converted into aggregate merger consideration of $15 million in cash. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. Keystone is a private equity investment firm based in the Chicago, Illinois area. There are no material relationships between the Company or its affiliates and Keystone or its affiliates. The Company expects to complete the transaction in June 1999, subject to Keystone's receipt of financing and other customary closing conditions. Following the sale, PMT will provide certain products and technologies to the Company pursuant to a supply agreement.

     A copy of the Press Release dated as of May 24, 1999 issued by the Company relating to the transaction described above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

     The following exhibits are filed with this report:

     2.1 Merger Agreement dated as of May 24, 1999 between the Company and affiliates of Keystone.

     99.1 Press Release dated May 24, 1999.







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 1999


                                   THE SPECTRANETICS CORPORATION


                                   By:      /s/ Joseph A. Largey
                                        -------------------------------------
                                        Joseph A. Largey
                                        President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibits
--------

2.1 Merger Agreement dated as of May 24, 1999 between the Company and affiliates of Keystone.

99.1 Press Release dated May 24, 1999.